EXHIBIT 11


                               GARDENBURGER, INC.
                      CALCULATIONS OF NET INCOME PER SHARE

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
                                    Three Months Ended September 30,                      Nine Months Ended September 30,
                          ----------------------------------------------------  ----------------------------------------------------
                                   1997                         1996                       1997                       1996
                          -------------------------   ------------------------  -------------------------  -------------------------
                           Primary    Fully Diluted    Primary   Fully Diluted   Primary    Fully Diluted   Primary    Fully Diluted
                          -------------------------   ------------------------  -------------------------  -------------------------

Weighted Average Shares
Outstanding for the Period 8,589,592    8,589,592      8,566,456    8,566,456     8,576,798     8,576,798    8,418,408    8,418,408

Dilutive Common Stock
Options Using the Treasury
Stock Method                       -            -        487,293      487,293             -             -      413,016      450,038
                          -----------------------     -----------------------   -------------------------   ------------------------
 Total Shares Used for
 Per Share Calculations    8,589,592    8,589,592      9,053,749    9,053,749     8,576,798     8,576,798    8,831,424    8,868,446
                          =======================     =======================   =========================   =======================

 Net Income (Loss)        $ (645,000)  $ (645,000)    $  778,000   $  778,000   $(2,371,000)  $(2,371,000)  $1,357,000   $1,357,000
                          =======================     =======================   =========================   =======================

 Net Income (Loss)
   Per Share              $    (0.08)  $    (0.08)    $     0.09   $     0.09   $     (0.28)  $     (0.28)  $     0.15   $     0.15
                          =======================     =======================   =========================   =======================

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